Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of  November 17, 2008, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (b) NETWORK ENGINES, INC., a Delaware corporation, with offices at 25 Dan Road, Canton, Massachusetts 02021 (“Network”), and ALLIANCE SYSTEMS, INC., a Texas corporation with offices at 3501 East Plano Parkway, Suite 100, Plano, Texas 75074 (“Alliance”) (Network and Alliance are individually and collectively, jointly and severally, “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 11, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 11, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of August 1, 2008, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

“              “EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.”

and inserting in lieu thereof the following:

“              “EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted in the calculation of Net Income, non-cash stock compensation and other one-time non-cash expenses approved by Bank in writing on a case-by-case basis.”

4.             FEES.  Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             PERFECTION CERTIFICATES.

(a)           Network hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 1, 2008, between Network and Bank, and acknowledges, confirms and agrees the disclosures and information Network provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(b)           Alliance hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 11, 2007, between Alliance and Bank, and acknowledges, confirms and agrees the disclosures and information Alliance provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that, as of the date of this Loan Modification Agreement, Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

NETWORK ENGINES, INC.		SILICON VALLEY BANK

By:	/s/ Douglas G. Bryant	By:	/s/ Michael J. Fell

Name:	Douglas G. Bryant	Name:	Michael J. Fell

Title:	CFO	Title:	Relationship Manager

ALLIANCE SYSTEMS, INC.

By:	/s/ Douglas G. Bryant

Name:	Douglas G. Bryant

Title:	CFO